Certification Pursuant To
18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with this Amended Annual Report of Dream Media, Inc. (the "Company") on Form 10-KSB for the twelve months ending January 31, 2007 as filed with the Securities and Exchange Commission (the "Report"), I, Ken Osako, President, Chief Executive Officer and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)     This Amended Report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)     The information contained in this Amended Report fairly presents, in all material respects, the financial condition of the Company as of the dates presented and the results of operations of the Company.

        /s/ Ken Osako
        Ken Osako
        Chief Executive Officer
        Chief Financial Officer

Dated: May 16, 2007